EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports First Quarter Earnings

NORWOOD, Mass., April 24, 2018--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $6.6 million, or $0.27 per diluted share, for the first quarter of 2018 compared to net income of $1.3 million, or $0.05 per diluted share, for the fourth quarter of 2017 and net income of $7.5 million, or $0.31 per diluted share, for the first quarter of 2017.

The first quarter of 2018 included pre-tax net gains of $855,000 ($634,000 after-tax or $0.03 per diluted share) from gains on the exchange of an investment and the sale of property, partially offset by unrealized losses on equity securities.  This compares to the first quarter of 2017 which included pre-tax net gains of $4.9 million ($3.1 million after-tax, or $0.13 per diluted share) from the sale of investments and the reversal of a valuation allowance for state income taxes of $1.7 million, or $0.07 per diluted share.

The fourth quarter of 2017 included an additional income tax expense of approximately $2.5 million, or $0.10 per diluted share, related to the Tax Cuts and Jobs Act (the “Tax Act”) which was enacted on December 22, 2017. The Tax Act provides for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018 and this reduction in the corporate tax rate resulted in a downward revaluation to the Company's net deferred tax asset (DTA). The fourth quarter of 2017 also included a pre-tax charge of $317,000 ($188,000 after tax, or $0.01 per diluted share) related to pension settlements.

Excluding the items discussed above, net income on a non-GAAP basis was $5.9 million, or $0.24 per diluted share, for the first quarter of 2018 compared to $4.0 million, or $0.16 per diluted share, for the fourth quarter of 2017 and $2.7 million, or $0.11 per diluted share for the first quarter of 2017 (see pages 12 and 13 for a reconciliation of GAAP to non-GAAP measures).

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "As our Company's transformative journey enters its next chapter, the first quarter of 2018 demonstrated our continued progress on several key financial ratios, most notably return on assets, return on equity and efficiency ratio. During the quarter, our asset sensitive interest rate risk strategy contributed to our net interest margin improvement as the Federal Reserve continues its tightening cycle, overcoming strong competitive pressures on both the loan and deposit side. We also continue to focus on expense discipline with total noninterest expense remaining flat on a linked quarter basis, excluding a fourth quarter nonrecurring charge. Our capital deployment activities continued in the first quarter as well, with a special dividend of $0.30 per common share paid in March. We feel 2018 is off to a very good start and look forward to further progress over the rest of the year."

BALANCE SHEET
Compared to December 31, 2017, total assets grew $631,000 to $2.7 billion at March 31, 2018. Individual asset categories had small changes across the board, including loans which were down $3 million to $2.2 billion at March 31, 2018. By category, declines in construction, home equity, commercial business and consumer loans were partially offset by increases in commercial real estate loans and residential mortgage loans. Commercial loan growth was impacted by seasonality, an exceptionally strong prior quarter, some loan run-off and a noticeable pick-up in competition with respect to loan terms and pricing compared to the fourth quarter.

Compared to March 31, 2017, total assets increased $173 million, or 7%. Loans drove the growth in total assets in this comparison, increasing $217 million, or 11%. By category, the increase from March 31, 2017 was due to commercial real estate loans, which were up $148 million, or 21%; residential mortgage loans, which were up $41 million, or 5%; and commercial business loans, which were up $38 million, or 18%. Residential mortgage originations were $72 million in the first quarter of 2018 compared to $91 million in the first quarter of 2017 while commercial loans (real estate and non-real estate combined) added to the balance sheet were $59 million in the first quarter of 2018 compared to $55 million in the first quarter of 2017. The growth in assets from loans compared to March 31, 2017 was partially offset by a $62 million, or 16%, decline in securities, primarily due to the repositioning of the securities portfolio during the second and third quarters of 2017.

Compared to December 31, 2017, deposits grew $38 million, or 2%, to $2.1 billion at March 31, 2018. The growth from the end of 2017 was driven by a $57 million increase in certificates of deposit reflecting the Company's strategy to lengthen the duration of its funding base. As part of this strategy, short-term borrowings declined $35 million, or 35% from the end of 2017.

Compared to March 31, 2017, deposits grew $221 million, or 12%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the growth came from certificates of deposit, which were up $157 million, total brokered deposits, which were up $52 million, NOW and demand deposits, which were up $40 million, and money market deposits, which were up $20 million. These increases were partially offset by a $48 million decline in regular savings deposits. Short-term borrowings declined $53 million, or 45%, from a year ago.

Stockholders’ equity was $395 million at March 31, 2018 compared to $398 million at December 31, 2017 and $397 million at March 31, 2017. The declines in both periods mainly reflect the payment of regular quarterly and special dividends, which more than offset the increases related to net income and other factors.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $18.4 million in the first quarter of 2018, up $565,000, or 3%, from the fourth quarter of 2017, and up $2.5 million, or 16%, from the first quarter of 2017. Reported net interest margin was 2.91% in the first quarter of 2018, up from 2.80% in the fourth quarter of 2017 and from 2.70% in the first quarter of 2017.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "Reported net interest and dividend income (FTE)", a Non-GAAP measure) was $18.4 million in the first quarter of 2018, up $533,000, or 3%, from $17.9 million in the fourth quarter of 2017, and up $2.4 million, or 15%, from the first quarter of 2017. Net interest margin on a fully taxable equivalent basis (referred to herein as "Reported net interest margin (FTE)", a Non-GAAP measure) was 2.92% in the first quarter of 2018 compared to 2.81% in the fourth quarter of 2017 and 2.71% in the first quarter of 2017.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "adjusted net interest and dividend income (FTE)" and "adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table focuses on changes in adjusted net interest and dividend income (FTE) and adjusted net interest margin (FTE).

	Quarters Ended
(Unaudited, dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net Interest and Dividend Income
Reported net interest and dividend income	$18,359	$17,794	$16,954	$16,408	$15,881
FTE adjustment	32	64	58	60	66
Reported net interest and dividend income (FTE)	18,391	17,858	17,012	16,468	15,947
Purchase accounting accretion (1)	(200)	(100)	(103)	(181)	(107)
Adjusted net interest and dividend income (FTE) (2)	$18,191	$17,758	$16,909	$16,287	$15,840

Net Interest Margin
Reported net interest margin	2.91%	2.80%	2.77%	2.75%	2.70%
FTE adjustment	0.01	0.01	0.01	0.01	0.01
Reported net interest margin (FTE)	2.92	2.81	2.78	2.76	2.71
Mutual fund dividends (1)	—	—	—	—	0.03
Purchase accounting accretion (1)	(0.03)	(0.02)	(0.02)	(0.03)	(0.02)
Adjusted net interest margin (FTE) (2)	2.89%	2.79%	2.76%	2.73%	2.72%

(1) In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In the first quarter of 2017 when the mutual fund dividend income was zero, the removal of the average balance had a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful to investors because of the volatility or non-recurring nature of certain items from quarter to quarter. The Company sold its investments in mutual funds during the first quarter of 2017.

(2) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE), using the federal statutory tax rate. The rate used for the first quarter of 2018 was 21%, while 35% was used for all prior periods. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.

Adjusted net interest and dividend income (FTE) increased $433,000, or 2%, to $18.2 million in the first quarter of 2018 from $17.8 million in the fourth quarter of 2017 and was up $2.4 million, or 15%, from $15.8 million in the first quarter of 2017. Adjusted net interest margin (FTE) improved to 2.89% in the first quarter of 2018 from 2.79% in the fourth quarter of 2017 and 2.72% in the first quarter of 2017. Adjusted net interest and dividend income (FTE) and adjusted net interest margin (FTE) benefited in both comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank in December 2017, June 2017, March 2017, December 2016 and, to a lesser extent, the rate hike that was announced in March 2018. The

Company maintains an asset sensitive interest rate risk position, which has resulted in earning asset yields increasing at a faster pace than interest bearing liability costs. In addition, the improvement in adjusted net interest and dividend income (FTE) in both comparisons was helped by loan growth. Average loans increased $30 million, or 1%, from the fourth quarter of 2017 and were up $249 million, or 13%, from the first quarter of 2017. The increase in average loans from the fourth quarter was mostly due to a higher level of commercial real estate loans while the increase from a year ago was driven by higher levels of commercial real estate loans, residential mortgages, and commercial business loans. Partially offsetting the improvement in adjusted net interest and dividend income (FTE) from the first quarter of 2017, was an $85 million, or 21%, decline in average securities reflecting the sales of the mutual fund portfolio during the first quarter of 2017 and the remaining available for sale corporate debt securities portfolio in the second quarter of 2017.

NONINTEREST INCOME
Noninterest income was $3.9 million in the first quarter of 2018, up $968,000, or 33%, from the fourth quarter of 2017. The improvement was due to an increase in miscellaneous income of $835,000 mainly reflecting higher income on Small Business Investment Company ("SBIC") investments. In addition, during the first quarter of 2018, the Company recorded a gain of $653,000, which was previously deferred due to escrow restrictions on the transaction, from an investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc. in the first quarter of 2017, and a gain of $271,000 from the sale of property, plant and equipment. Mortgage banking income also improved $188,000. These increases were partially offset by an $865,000 decline in loan level derivative income, which is related to a lower volume of new commercial loan customer back-to-back interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

Compared to the first quarter of 2017, noninterest income declined $2.9 million, or 43%. This was mainly due to a decline in the gain recognized on the Company's investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc. in the first quarter of 2017. The Company recognized a gain of $653,000, which was previously deferred due to escrow restrictions of the transaction, in the first quarter of 2018 compared to a gain of $5.9 million in the first quarter of 2017. This decline was partially offset by (1) the absence of a $1.0 million loss recorded in the first quarter of 2017 from the sale of the Company's investments in mutual funds, (2) an increase in miscellaneous income of $979,000 reflecting higher income on SBIC investments, and (3) a gain of $271,000 from the sale of property, plant and equipment in the first quarter of 2018.

NONINTEREST EXPENSE
Noninterest expense was $13.9 million in the first quarter of 2018, down $314,000, or 2%, from the fourth quarter of 2017. The fourth quarter of 2017 included a $317,000 charge related to pension settlements. Aside from that item, salaries and benefits expense increased $627,000, or 8% from the fourth quarter of 2017 due, in part, to merit increases, a higher number of employees, and an increase related to the impact of the recent $0.30 special dividend on unvested restricted stock. Several categories of expenses had linked-quarter declines including occupancy and equipment, data processing, professional fees and advertising.

Compared to the first quarter of 2017, noninterest expense increased $471,000, or 4%. The increase was mainly driven by higher salaries and benefits expense which was up $819,000, or 11%. This increase was mainly due to the same factors that caused the linked-quarter increase discussed above. The growth in salaries and benefits expense was partially offset by declines in professional fees, advertising and occupancy and equipment expense.

INCOME TAXES
The Tax Act was enacted on December 22, 2017 and provided for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018. This reduction in the corporate tax rate also resulted in a fourth quarter charge of $2.5 million related to the downward revaluation of the Company's net deferred tax asset. As a result of the new tax law, the Company's effective tax rate declined from 35% in the fourth quarter of 2017, excluding the aforementioned $2.5 million charge, to 26% in the first quarter of 2018.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was a credit of $460,000 in the first quarter of 2018 compared to charges of $681,000 in the fourth quarter of 2017 and $57,000 in the first quarter of 2017. The credit balance in the provision for the first quarter of 2018 reflects a decline in loans from the end of 2017 coupled with the impact of the Company's continued migration from the use of historical loss rates based on national FDIC data to loss rates based on the Company's own experience.

The allowance for loan losses as a percentage of total loans was 0.92% at March 31, 2018 compared to 0.95% at both December 31, 2017 and March 31, 2017. The Company had net loan charge-offs of $232,000 in the first quarter of 2018 compared to net loan charge-offs $52,000 in the fourth quarter of 2017 and net loan recoveries of $68,000 in the first quarter of 2017.

Nonperforming assets were $13.3 million at March 31, 2018 compared to $11.5 million at December 31, 2017 and $13.1 million at March 31, 2017. The increase in nonperforming assets from December 31, 2017 is mainly due to the placement of one commercial real estate loan on nonaccrual during the first quarter. Nonperforming assets as a percentage of total assets were 0.50% at March 31, 2018 compared to 0.43% at December 31, 2017 and 0.53% at March 31, 2017.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.7 billion at March 31, 2018 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018 vs. December 31, 2017	March 31, 2018 vs. March 31, 2017
Assets
Cash and due from banks	$18,194	$16,149	$15,594	12.7%	16.7%
Short term investments	26,878	30,018	19,555	(10.5)%	37.4%
Total cash and cash equivalents	45,072	46,167	35,149	(2.4)%	28.2%
Equity securities, at fair value	9,651	—	—	NM	NM
Securities available-for-sale, at fair value	—	9,720	173,834	(100.0)%	(100.0)%
Securities held-to-maturity, at amortized cost	304,036	303,716	201,684	0.1%	50.7%
Federal Home Loan Bank stock, at cost	10,730	12,105	14,828	(11.4)%	(27.6)%
Loans held for sale	5,865	8,992	1,675	(34.8)%	250.1%
Loans:
1-4 family residential	938,030	926,117	896,951	1.3%	4.6%
Home equity	75,737	81,358	80,427	(6.9)%	(5.8)%
Commercial real estate	849,040	833,978	701,463	1.8%	21.0%
Construction	73,113	90,712	70,855	(19.4)%	3.2%
Total real estate loans	1,935,920	1,932,165	1,749,696	0.2%	10.6%
Commercial business	248,521	253,001	210,328	(1.8)%	18.2%
Consumer	20,034	21,858	27,325	(8.3)%	(26.7)%
Total loans	2,204,475	2,207,024	1,987,349	(0.1)%	10.9%
Allowance for loan losses	(20,185)	(20,877)	(18,875)	(3.3)%	6.9%
Loans, net	2,184,290	2,186,147	1,968,474	(0.1)%	11.0%
Premises and equipment, net	20,685	21,573	21,858	(4.1)%	(5.4)%
Other real estate owned	3,649	—	—	NM	NM
Accrued interest receivable	6,120	6,438	5,994	(4.9)%	2.1%
Goodwill and core deposit intangible	9,566	9,717	10,313	(1.6)%	(7.2)%
Net deferred tax asset	5,197	6,000	8,751	(13.4)%	(40.6)%
Bank-owned life insurance	33,354	33,078	32,271	0.8%	3.4%
Other assets	30,936	24,867	21,779	24.4%	42.0%
Total assets	$2,669,151	$2,668,520	$2,496,610	—%	6.9%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$382,406	$381,316	$342,118	0.3%	11.8%
Regular savings	216,894	221,004	265,116	(1.9)%	(18.2)%
Money market	643,336	646,603	622,852	(0.5)%	3.3%
Certificates of deposit	504,996	448,382	348,042	12.6%	45.1%
Brokered money market	90,369	92,798	50,129	(2.6)%	80.3%
Brokered certificates of deposit	239,837	249,766	228,465	(4.0)%	5.0%
Total deposits	2,077,838	2,039,869	1,856,722	1.9%	11.9%
Short-term borrowings	65,000	100,000	118,000	(35.0)%	(44.9)%
Long-term debt	105,000	105,000	105,000	—%	—%
Other liabilities	25,869	25,845	19,944	0.1%	29.7%
Total liabilities	2,273,707	2,270,714	2,099,666	0.1%	8.3%
Common stock	268	268	268	—%	—%
Additional paid-in capital	256,470	254,750	250,967	0.7%	2.2%
Unearned compensation- ESOP	(19,547)	(19,737)	(20,306)	(1.0)%	(3.7)%
Retained earnings	160,124	163,978	168,160	(2.4)%	(4.8)%
Accumulated other comprehensive loss	(1,871)	(1,453)	(2,145)	28.8%	(12.8)%
Total stockholders' equity	395,444	397,806	396,944	(0.6)%	(0.4)%
Total liabilities and stockholders' equity	$2,669,151	$2,668,520	$2,496,610	—%	6.9%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Assets
Cash and due from banks	$18,194	$16,149	$16,171	$17,292	$15,594
Short term investments	26,878	30,018	22,192	33,819	19,555
Total cash and cash equivalents	45,072	46,167	38,363	51,111	35,149
Equity securities, at fair value	9,651	—	—	—	—
Securities available for sale, at fair value	—	9,720	9,943	10,437	173,834
Securities held-to-maturity, at amortized cost	304,036	303,716	302,833	283,672	201,684
Federal Home Loan Bank stock, at cost	10,730	12,105	9,410	11,943	14,828
Loans held for sale	5,865	8,992	12,268	6,789	1,675
Loans:
1-4 family residential	938,030	926,117	905,585	895,015	896,951
Home equity	75,737	81,358	77,819	84,615	80,427
Commercial real estate	849,040	833,978	751,209	756,093	701,463
Construction	73,113	90,712	88,979	78,062	70,855
Total real estate loans	1,935,920	1,932,165	1,823,592	1,813,785	1,749,696
Commercial business	248,521	253,001	240,801	227,262	210,328
Consumer	20,034	21,858	23,142	25,047	27,325
Total loans	2,204,475	2,207,024	2,087,535	2,066,094	1,987,349
Allowance for loan losses	(20,185)	(20,877)	(20,248)	(19,917)	(18,875)
Loans, net	2,184,290	2,186,147	2,067,287	2,046,177	1,968,474
Premises and equipment, net	20,685	21,573	21,850	22,004	21,858
Other real estate owned	3,649	—	—	—	—
Accrued interest receivable	6,120	6,438	5,802	5,362	5,994
Goodwill and core deposit intangible	9,566	9,717	9,892	10,091	10,313
Net deferred tax asset	5,197	6,000	9,295	8,184	8,751
Bank-owned life insurance	33,354	33,078	32,800	32,533	32,271
Other assets	30,936	24,867	25,673	25,606	21,779
Total assets	$2,669,151	$2,668,520	$2,545,416	$2,513,909	$2,496,610
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$382,406	$381,316	$376,864	$359,877	$342,118
Regular savings	216,894	221,004	244,662	246,484	265,116
Money market	643,336	646,603	666,388	674,593	622,852
Certificates of deposit	504,996	448,382	420,765	362,261	348,042
Brokered money market	90,369	92,798	41,768	44,728	50,129
Brokered certificates of deposit	239,837	249,766	235,106	277,320	228,465
Total deposits	2,077,838	2,039,869	1,985,553	1,965,263	1,856,722
Short-term borrowings	65,000	100,000	20,000	—	118,000
Long-term debt	105,000	105,000	110,000	130,000	105,000
Other liabilities	25,869	25,845	30,829	21,328	19,944
Total liabilities	2,273,707	2,270,714	2,146,382	2,116,591	2,099,666
Common stock	268	268	268	268	268
Additional paid-in capital	256,470	254,750	254,025	252,495	250,967
Unearned compensation- ESOP	(19,547)	(19,737)	(19,927)	(20,117)	(20,306)
Retained earnings	160,124	163,978	166,282	166,033	168,160
Accumulated other comprehensive loss	(1,871)	(1,453)	(1,614)	(1,361)	(2,145)
Total stockholders' equity	395,444	397,806	399,034	397,318	396,944
Total liabilities and stockholders' equity	$2,669,151	$2,668,520	$2,545,416	$2,513,909	$2,496,610

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018 vs. December 31, 2017	March 31, 2018 vs. March 31, 2017
Interest and fees on loans	$21,809	$20,883	$17,382	4.4%	25.5%
Interest on securities	1,857	1,763	2,210	5.3%	(16.0)%
Dividends	204	189	157	7.9%	29.9%
Other	78	40	32	95.0%	143.8%
Total interest and dividend income	23,948	22,875	19,781	4.7%	21.1%
Interest on deposits	4,775	4,349	3,254	9.8%	46.7%
Interest on borrowings	814	732	646	11.2%	26.0%
Total interest expense	5,589	5,081	3,900	10.0%	43.3%
Net interest and dividend income	18,359	17,794	15,881	3.2%	15.6%
Provision (credit) for loan losses	(460)	681	57	NM	NM
Net interest and dividend income, after provision for loan losses	18,819	17,113	15,824	10.0%	18.9%
Deposit account fees	355	372	320	(4.6)%	10.9%
Interchange and ATM fees	391	418	348	(6.5)%	12.4%
Mortgage banking	740	552	740	34.1%	—%
Loan level derivative fee income	240	1,105	164	(78.3)%	46.3%
Unrealized losses on equity securities	(69)	—	—	NM	NM
Realized securities gains (losses), net	—	—	(1,022)	NM	NM
Gain on exchange of investment in Northeast Retirement Services	653	—	5,947	NM	(89.0)%
Bank-owned life insurance income	276	277	257	(0.4)%	7.4%
Gain on sale of property plant and equipment	271	—	—	NM	NM
Miscellaneous	1,041	206	62	405.3%	1,579.0%
Total noninterest income	3,898	2,930	6,816	33.0%	(42.8)%
Salaries and employee benefits	8,382	7,755	7,563	8.1%	10.8%
Pension settlement charges	—	317	—	NM	NM
Occupancy and equipment	2,083	2,224	2,115	(6.3)%	(1.5)%
Data processing	1,044	1,067	1,044	(2.2)%	—%
Professional fees	453	540	869	(16.1)%	(47.9)%
Advertising	304	503	367	(39.6)%	(17.2)%
FDIC deposit insurance	233	220	212	5.9%	9.9%
Directors' fees	409	382	374	7.1%	9.4%
Amortization of core deposit intangible	151	175	247	(13.7)%	(38.9)%
Other general and administrative	812	1,002	609	(19.0)%	33.3%
Total noninterest expense	13,871	14,185	13,400	(2.2)%	3.5%
Income before income taxes	8,846	5,858	9,240	51.0%	(4.3)%
Provision for income taxes	2,263	4,565	1,753	(50.4)%	29.1%
Net income	$6,583	$1,293	$7,487	409.1%	(12.1)%

Earnings per common share:
Basic	$0.27	$0.05	$0.31
Diluted	$0.27	$0.05	$0.31
Weighted average shares outstanding:
Basic	24,172,237	24,104,329	23,911,419
Diluted	24,827,850	24,795,366	24,275,665
Regular dividends declared per share	$0.15	$0.15	$0.05
Special dividends declared per share	$0.30	$—	$—

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest and fees on loans	$21,809	$20,883	$19,721	$18,715	$17,382
Interest on securities	1,857	1,763	1,565	1,572	2,210
Dividends	204	189	194	193	157
Other	78	40	65	94	32
Total interest and dividend income	23,948	22,875	21,545	20,574	19,781
Interest on deposits	4,775	4,349	4,089	3,523	3,254
Interest on borrowings	814	732	502	643	646
Total interest expense	5,589	5,081	4,591	4,166	3,900
Net interest and dividend income	18,359	17,794	16,954	16,408	15,881
Provision (credit) for loan losses	(460)	681	242	1,118	57
Net interest and dividend income, after provision for loan losses	18,819	17,113	16,712	15,290	15,824
Deposit account fees	355	372	385	341	320
Interchange and ATM fees	391	418	455	388	348
Mortgage banking	740	552	1,146	1,219	740
Loss on sale of purchased home equity portfolio	—	—	(118)	—	—
Loan level derivative fee income	240	1,105	156	1,367	164
Unrealized losses on equity securities	(69)	—	—	—	—
Realized securities gains (losses), net	—	—	—	928	(1,022)
Gain on exchange of investment in Northeast Retirement Services	653	—	—	—	5,947
Bank-owned life insurance income	276	277	268	261	257
Gain on sale of property plant and equipment	271	—	—	—	—
Miscellaneous	1,041	206	534	6	62
Total noninterest income	3,898	2,930	2,826	4,510	6,816
Salaries and employee benefits	8,382	7,755	7,979	7,664	7,563
Pension settlement charges	—	317	—	—	—
Occupancy and equipment	2,083	2,224	2,024	2,030	2,115
Data processing	1,044	1,067	1,016	1,022	1,044
Professional fees	453	540	340	526	869
Advertising	304	503	563	489	367
FDIC deposit insurance	233	220	226	223	212
Directors' fees	409	382	382	428	374
Amortization of core deposit intangible	151	175	199	222	247
Other general and administrative	812	1,002	626	762	609
Total noninterest expense	13,871	14,185	13,355	13,366	13,400
Income before income taxes	8,846	5,858	6,183	6,434	9,240
Provision for income taxes	2,263	4,565	2,342	2,566	1,753
Net income	$6,583	$1,293	$3,841	$3,868	$7,487

Earnings per common share:
Basic	$0.27	$0.05	$0.16	$0.16	$0.31
Diluted	$0.27	$0.05	$0.16	$0.16	$0.31
Weighted average shares outstanding:
Basic	24,172,237	24,104,329	23,973,116	23,952,443	23,911,419
Diluted	24,827,850	24,795,366	24,510,092	24,346,553	24,275,665
Regular dividends declared per share	$0.15	$0.15	$0.15	$0.05	$0.05
Special dividends declared per share	$0.30	$—	$—	$0.20	$—

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,207,895	$21,841	4.01%	$2,178,388	$20,947	3.81%	$1,958,647	$17,436	3.61%
Securities (1)	313,212	1,902	2.46	312,313	1,836	2.33	398,201	2,240	2.28
Other interest earning assets and FHLB stock	33,533	237	2.87	28,842	156	2.15	31,842	171	2.18
Total interest-earning assets	2,554,640	23,980	3.81%	2,519,543	22,939	3.61%	2,388,690	19,847	3.37%
Non-interest-earning assets	96,629			96,781			93,397
Total assets	$2,651,269			$2,616,324			$2,482,087

Interest-bearing liabilities
NOW	$157,582	$16	0.04%	$160,371	$17	0.04%	$145,396	$16	0.04%
Regular savings	219,834	165	0.30	235,864	183	0.31	262,578	218	0.34
Money market	742,035	1,972	1.08	718,489	1,823	1.01	653,165	1,519	0.94
Certificates of deposit	694,526	2,622	1.53	653,573	2,326	1.41	567,642	1,501	1.07
Total interest-bearing deposits	1,813,977	4,775	1.07	1,768,297	4,349	0.98	1,628,781	3,254	0.81
Borrowings	202,944	814	1.63	202,255	732	1.44	256,500	646	1.02
Total interest-bearing liabilities	2,016,921	5,589	1.12%	1,970,552	5,081	1.02%	1,885,281	3,900	0.84%
Non-interest-bearing deposits	208,561			220,167			183,520
Other non-interest-bearing liabilities	26,063			23,602			21,035
Total liabilities	2,251,545			2,214,321			2,089,836
Stockholders' equity	399,724			402,003			392,251
Total liabilities and stockholders' equity	$2,651,269			$2,616,324			$2,482,087

Net interest and dividend income (FTE)		18,391			17,858			15,947
Less: FTE adjustment		(32)			(64)			(66)
Net interest and dividend income (GAAP)		$18,359			$17,794			$15,881

Net interest rate spread (FTE)			2.69%			2.59%			2.53%
Net interest margin (FTE)			2.92%			2.81%			2.71%
Total deposit cost			0.96%			0.87%			0.73%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended March 31, 2018. A statutory rate of 35% was used prior to the first quarter of 2018.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest-earning assets
Total loans	$2,207,895	$2,178,388	$2,096,034	$2,046,288	$1,958,647
Securities	313,212	312,313	301,484	309,909	398,201
Other interest earning assets and FHLB stock	33,533	28,842	32,051	36,768	31,842
Total interest-earning assets	2,554,640	2,519,543	2,429,569	2,392,965	2,388,690
Non-interest-earning assets	96,629	96,781	101,188	102,750	93,397
Total assets	$2,651,269	$2,616,324	$2,530,757	$2,495,715	$2,482,087

Interest-bearing liabilities
NOW	$157,582	$160,371	$153,224	$150,711	$145,396
Regular savings	219,834	235,864	243,680	255,255	262,578
Money market	742,035	718,489	708,748	688,600	653,165
Certificates of deposit	694,526	653,573	653,339	573,997	567,642
Total interest-bearing deposits	1,813,977	1,768,297	1,758,991	1,668,563	1,628,781
Borrowings	202,944	202,255	133,788	204,786	256,500
Total interest-bearing liabilities	2,016,921	1,970,552	1,892,779	1,873,349	1,885,281
Non-interest-bearing deposits	208,561	220,167	213,459	189,180	183,520
Other non-interest-bearing liabilities	26,063	23,602	23,603	33,664	21,035
Total liabilities	2,251,545	2,214,321	2,129,841	2,096,193	2,089,836
Stockholders' equity	399,724	402,003	400,916	399,522	392,251
Total liabilities and stockholders' equity	$2,651,269	$2,616,324	$2,530,757	$2,495,715	$2,482,087

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest-earning assets
Total loans (1)	4.01%	3.81%	3.74%	3.68%	3.61%
Securities (1)	2.46%	2.33%	2.12%	2.10%	2.28%
Other interest earning assets and FHLB stock	2.87%	2.15%	2.66%	2.65%	2.18%
Total interest-earning assets	3.81%	3.61%	3.53%	3.46%	3.37%

Interest-bearing liabilities
NOW	0.04%	0.04%	0.04%	0.05%	0.04%
Regular savings	0.30%	0.31%	0.31%	0.33%	0.34%
Money market	1.08%	1.01%	0.99%	0.97%	0.94%
Certificates of deposit	1.53%	1.41%	1.28%	1.14%	1.07%
Total interest-bearing deposits	1.07%	0.98%	0.92%	0.85%	0.81%
Borrowings	1.63%	1.44%	1.49%	1.26%	1.02%
Total interest-bearing liabilities	1.12%	1.02%	0.96%	0.89%	0.84%

Net interest rate spread (FTE) (1)	2.69%	2.59%	2.57%	2.57%	2.53%
Net interest margin (FTE) (1)	2.92%	2.81%	2.78%	2.76%	2.71%
Total deposit cost	0.96%	0.87%	0.82%	0.76%	0.73%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended March 31, 2018. A statutory rate of 35% was used prior to the first quarter of 2018.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	March 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,846	$2,263	$6,583	$0.27
Add unrealized loss on equity securities	69	18	51	—
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of property, plant and equipment	(271)	(70)	(201)	(0.01)
Non-GAAP basis	$7,991	$2,042	$5,949	$0.24
	Quarter Ended
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$5,858	$4,565	$1,293	$0.05
Add pension settlement charges	317	129	188	0.01
Add impact of tax reform on DTA valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$6,175	$2,194	$3,981	$0.16
	Quarter Ended
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,183	$2,342	$3,841	$0.16
Add loss on sale of purchased home equity portfolio	118	45	73	—
Non-GAAP basis	$6,301	$2,387	$3,914	$0.16

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (continued)

	Quarter Ended
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,434	$2,566	$3,868	$0.16
Less realized gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Non-GAAP basis	$5,506	$2,233	$3,273	$0.14
	Quarter Ended
	March 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$9,240	$1,753	$7,487	$0.31
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$4,347	$1,695	$2,652	$0.11

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Performance Ratios (annualized)

Diluted EPS:
GAAP	$0.27	$0.05	$0.16	$0.16	$0.31
Non-GAAP	$0.24	$0.16	$0.16	$0.14	$0.11

Return on average assets (ROAA):
GAAP	1.01%	0.20%	0.60%	0.62%	1.22%
Non-GAAP	0.91%	0.60%	0.61%	0.53%	0.43%

Return on average equity (ROAE):
GAAP	6.68%	1.28%	3.80%	3.88%	7.74%
Non-GAAP	6.04%	3.93%	3.87%	3.29%	2.74%

Return on average tangible common equity (ROATCE) (1) (3):
GAAP	6.84%	1.31%	3.90%	3.99%	7.95%
Non-GAAP	6.19%	4.03%	3.97%	3.37%	2.82%

Efficiency ratio (2) (3):
GAAP	62%	68%	68%	64%	59%
Non-GAAP	65%	67%	67%	67%	75%

(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See pages 12 and 13 for reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Asset Quality
Non-performing Assets	$13,319	$11,523	$13,109
Non-performing Assets/ Total Assets	0.50%	0.43%	0.53%
Allowance for Loan Losses/ Total Loans	0.92%	0.95%	0.95%
Net Charge-offs (Recoveries)	$232	$52	$(68)
Annualized Net Charge-offs (Recoveries)/ Average Loans	0.04%	0.01%	(0.01)%
Allowance for Loan Losses/ Nonperforming Loans	209%	181%	144%

Capital/Other
Common shares outstanding	26,861,521	26,827,660	26,858,328
Book value per share	$14.72	$14.83	$14.78
Tangible book value per share	$14.37	$14.47	$14.40
Tangible Common Equity/Tangible Assets (1) (2)	14.51%	14.60%	15.55%
Full-time Equivalent Employees	246	237	227
(1) Tangible common equity equals total equity less goodwill and core deposit intangibles. Tangible assets equals total assets less goodwill and core deposit intangibles.

(2) Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.